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                                                                    Exhibit 23.1



                                     CONSENT

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 2001 included in Carriage Services, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen L.L.P.


Houston, Texas
October 17, 2001